EXHIBIT 99.1

TXI Announces Corporate Governance Changes

DALLAS, Jan. 13, 2010 (GLOBE NEWSWIRE) -- The Board of Directors of Texas Industries, Inc. (NYSE:TXI) has voted unanimously to take action to effect the following changes in its corporate governance policies:

 * Terminate the current Shareholder's Rights Plan as of November 1,
   2012

 * Begin "Declassifying" the Board of Directors with the class of
   Directors elected at the 2010 Annual Meeting of Shareholders.

 * Elect directors in the future based upon Majority rather than
   Plurality standards.

The Board of Directors believes these proactive governance changes reflect the desires of the majority of its shareholders.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

CONTACT:  Texas Industries, Inc.
          Kenneth R. Allen, Vice President-Finance and
           Chief Financial Officer
          972.647.6730
          kallen@txi.com